Exhibit 99.2

Piggyback Registration Rights Agreement

This Piggyback Registration Rights Agreement (this “Agreement”) is made as of October ______, 2019 (the “Effective Date”), by and among Reliability Incorporated, a Texas corporation (the “Company”) and the investors as set forth on the signature pages hereto, and each other person or entity who may join this Agreement following the Effective Date as set forth in Section 7 (each, an “Investor” and collectively the “Investors”). Each of the Company and each Investor may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, each Investor is a shareholder of the Company;

WHEREAS, the Investors hold such number of shares of common stock, no par value per share (the “Common Stock”) of the Company as set forth on the signature pages hereto with respect to each Investor (such shares of Common Stock together with such additional shares of Common Stock that may be acquired by each such Investor in the future, the “Shares”);

WHEREAS, the Company has agreed to enter into a registration rights agreement with each of Investors to register the Shares upon the terms and provisions provided for in this Agreement.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investors hereby agree as follows:

1.       Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Blackout Period” means, with respect to a registration, a period during which the Company, in the good faith judgment of its board of directors following consultation with legal counsel, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Securities to be covered by such registration statement, if any, would be seriously detrimental to the Company and its stockholders, in each case commencing on the day the Company notifies the Investors that they are required, because of the determination described above, to suspend offers and sales of Registrable Securities and ending on the earlier of (1) the date upon which the material non-public information resulting in the Blackout Period is disclosed to the public or ceases to be material and (2) such time as the Company notifies the selling Investors that sales pursuant to such Registration Statement or a new or amended Registration Statement may resume (“Blackout Period”; but the Blackout Period shall not extend beyond 30 consecutive calendar days unless after consultation with outside legal counsel it is determined that the failure to suspend the registration would create a risk of material liability of violation under applicable securities laws or regulations.

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“Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which banks in the State of Maryland are required or authorized to close.

“Commission” means the U. S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, no par value per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

“Investor” means each Investor or any of such Investor’s respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities directly or indirectly from an Investor or from any Permitted Assignee.

“Lock-Up Agreement” means a Lock-Up Agreement entered into by and between the Company and an Investor pursuant to the closing of the transactions as contemplated by the Merger Agreement, dated as of September [18], 2019, by and between the Company and certain other parties thereto.

“Majority Investors” means, at any time, Investors holding a majority of the Registrable Securities then outstanding.

“Permitted Assignee” means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its stockholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual party, any Family Member of such party, (e) an entity that is controlled by, controls, or is under common control with a transferor, or (f) a Party to this Agreement.

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“Piggyback Registration” means, in any registration of Common Stock referenced in Section 3(a), the right of each Investor to include the Registrable Securities of such Investor in such registration.

The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the Shares held by an Investor but, in each case, excluding any otherwise Registrable Securities that (i) have been sold or otherwise transferred other than to a Permitted Assignee, (ii) are eligible to be sold without volume limitations, the need for public information, or any other restriction pursuant to Rule 144 of the Securities Act or otherwise during any ninety (90) day period and any applicable legend has been removed, or (iii) are at the time subject to an effective registration statement under the Securities Act.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 145” means Rule 145 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Trading Day” means any day on which such national securities exchange, the OTC Markets Group or such other securities market or quotation system, which at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities.

2.       Term. This Agreement shall terminate with respect to each Investor on the earlier of: (i) the second anniversary of the Effective Date but the days of any Blackout Period will extend the anniversary date by the number of days of the Blackout Period, (ii) the date on which all Registrable Securities held by such Investor are transferred other than to a Permitted Transferee or may be sold under Rule 144 without volume limitations during any ninety (90) day period provided that the Company’s transfer agent has accepted an instruction from the Company to such effect and permitted a corresponding transfer; or (iii) the date otherwise terminated as provided herein.

3.       Registration.

(a)       Piggyback Registration. If at any time after the Effective Date the Company shall determine to register for sale for cash on a Registration Statement under the Securities Act (a “Registration Statement”) any of its Common Stock, for its own account or for the account of others (other than the Investors), other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8 (or its then equivalent form) or any of their Family Members (including a registration on Form S-8 (or its then equivalent form)), (ii) a registration relating solely to a Securities Act Rule 145 transaction

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or a registration on Form S-4 (or its then equivalent form) in connection with a merger, acquisition, divestiture, reorganization or similar event, or (iii) a transaction relating solely to the sale of equity, debt or convertible debt instruments, then the Company shall promptly give to each Investor written notice thereof (the “Registration Rights Notice”) (and in no event shall such notice be given less than twenty (20) calendar days prior to the filing of such Registration Statement), and shall, subject to Section 3(b), include as a Piggyback Registration all of the Registrable Securities specified in a written request delivered by the Investor thereof within ten (10) calendar days after delivery to the Investor of such written notice from the Company. However, the Company may, without the consent of such Investors, withdraw such registration statement prior to its becoming effective if the Company or such other selling stockholders have elected to abandon the proposal to register the securities proposed to be registered thereby. The right contained in this Section 3(a) may be exercised by each Investor only with respect to two (2) qualifying registrations, provided, however, that if a particular Investor is a party to a Lock-Up Agreement, then any qualifying registrations occurring during the time that the Registrable Securities held by such Investor are subject to restrictions on transfer as set forth in the Lock-Up Agreement shall not be counted for purposes of such two (2) qualifying registrations limit.

(b)       Underwriting. If a Piggyback Registration is for a registered public offering that is to be made by an underwriting, the Company shall so advise the Investors as part of the Registration Rights Notice. In that event, the right of any Investor to Piggyback Registration shall be conditioned upon such Investor’s participation in such underwriting and the inclusion of such Investor’s Registrable Securities in the underwriting to the extent provided herein. All Investors proposing to sell any of their Registrable Securities through such underwriting shall (together with the Company and any other stockholders of the Company selling their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter selected for such underwriting by the Company or such other selling stockholders, as applicable. Notwithstanding any other provision of this Section 3(b), if the underwriter or the Company determines that marketing factors require a limitation on the number of shares of Common Stock or the amount of other securities to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise all Investors (except those Investors who failed to timely elect to include their Registrable Securities through such underwriting or have indicated to the Company their decision not to do so) and indicate to each such Investor the number of shares of Registrable Securities that may be included in the registration and underwriting, if any. The number of shares of Registrable Securities to be included in such registration and underwriting shall be allocated among such Investors as follows:

(i)       If the Piggyback Registration was initiated by the Company, the number of shares that may be included in the registration and underwriting shall be allocated first to the Company and then, subject to obligations and commitments existing as of the date hereof, to all persons exercising piggyback registration rights (including the Investors) who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included therein; and

(ii)       If the Piggyback Registration was initiated by the exercise of demand registration rights by a stockholder or stockholders of the Company, then the number of shares that may be included in the registration and underwriting shall be allocated first to such selling stockholders who exercised such demand to the extent of their demand registration rights, and then, subject to obligations and commitments existing as of the date hereof, to the Company and then, subject to obligations and commitments existing as of the date hereof, to all persons exercising piggyback registration rights (including the Investors) who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included therein.

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(c)       No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any Investor disapproves of the terms of any such underwriting, such Investor may elect to withdraw such Investor’s Registrable Securities therefrom by delivering a written notice to the Company and the underwriter. The Registrable Securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Investors may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Investors who have included Registrable Securities in the registration the right to include additional Registrable Securities pursuant to the terms and limitations set forth herein in the same proportion used above in determining the underwriter limitation.

4.       Registration Procedures. The Company will keep each Investor reasonably advised as to the filing and effectiveness of a Registration Statement. At its expense with respect to a Registration Statement, the Company will:

(a)       use its commercially reasonable efforts to cause such Registration Statement to become effective and to remain effective;

(b)       if the Registration Statement is subject to review by the Commission, promptly respond to all comments and diligently pursue resolution of any comments to the satisfaction of the Commission;

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(c)       prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective;

(d)       furnish, without charge, to each Investor of Registrable Securities covered by such Registration Statement (i) a reasonable number of copies of such Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Investor may reasonably request, (ii) such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 of the Securities Act) as such Investors may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Investor may reasonably require to consummate the disposition of the Registrable Securities owned by such Investor;

(e)       use its commercially reasonable efforts to register or qualify such registration under such other applicable securities laws of such jurisdictions within the United States as any Investor of Registrable Securities covered by such Registration Statement reasonably requests and as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the applicable Registration Statement is deemed effective by the Commission) and do any and all other acts and things necessary to enable

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such Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Investor; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

(f)       as promptly as practicable after becoming aware of such event, notify each Investor of Registrable Securities, the disposition of which requires delivery of a prospectus relating thereto under the Securities Act, of the happening of any event, which comes to the Company’s attention, that will after the occurrence of such event cause the prospectus included in such Registration Statement, if not amended or supplemented, to contain an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall promptly thereafter prepare and furnish to such Investor a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period;

(g)       comply in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such Registration Statement;

(h)       as promptly as practicable after becoming aware of such event, notify each Investor of Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement;

(i)       use its commercially reasonable efforts to cause all the Registrable Securities covered by the Registration Statement to be quoted on the OTC Markets Group or such other principal securities market or quotation system on which securities of the same class or series issued by the Company are then listed or traded or quoted;

(j)       provide a transfer agent and registrar, which may be a single entity, for the shares of Common Stock at all times;

(k)       cooperate with the Investors of Registrable Securities being offered pursuant to the Registration Statement to issue and deliver, or cause its transfer agent to issue and deliver, certificates representing Registrable Securities to be offered pursuant to the Registration Statement within a reasonable time after the delivery of certificates representing the Registrable Securities to the transfer agent or the Company, as applicable, and enable such certificates to be in such denominations or amounts as the Investors may reasonably request and registered in such names as the Investors may request, book entries may be made in lieu of certificates if requested by the Investor;

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(l)       refrain from bidding for or purchasing any Common Stock or any right to purchase Common Stock or attempting to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Investors to sell Registrable Securities by reason of the limitations set forth in Regulation M of the Exchange Act; and

(m)       take all other commercially reasonable actions necessary to expedite and facilitate the disposition by the Investors of the Registrable Securities pursuant to the Registration Statement during the term of this Agreement.

5.       Obligations of the Investors.

(a)       Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f) or of the commencement of a Blackout Period, such Investor shall discontinue the disposition of Registrable Securities included in the Registration Statement until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) or notice of the end of the Blackout Period, and, if so directed by the Company, such Investor shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Investor’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(b)       The holders of the Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing underwriter, if any, in connection with the preparation of any registration statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3(a) and in connection with the Company’s obligation to comply with federal and applicable state securities laws, including a completed questionnaire in the form attached to this Agreement as Annex A or any update thereto not later than three (3) Business Days following a request therefore from the Company.

(c)       Each Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

6.       Registration Expenses. The Company shall pay all expenses in connection with any registration obligation provided herein, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of counsel for the Company and of its independent accountants; provided, that, in any underwritten registration, the Company shall have no obligation to pay any underwriting discounts, selling commissions or transfer taxes attributable to the Registrable Securities being sold by the Investors thereof, which underwriting discounts, selling commissions and transfer taxes shall be borne by such Investors. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering. Except as provided in this Section 6 and Section 8, the Company shall not be responsible for the expenses of any attorney or other advisor employed by an Investor.

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7.       Assignment of Rights. No Investor may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that any Investor may assign its rights under this Agreement without such consent to a Permitted Assignee as long as (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become bound by and subject to the terms of this Agreement by execution and delivery to the Company of a counterpart signature page to this Agreement in the form as attached hereto as Exhibit 1; and (c) such Investor notifies the Company in writing of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned. This Agreement shall be binding upon and insure to the benefit of the Company and its successors and permitted assigns.

8.       Indemnification.

(a)       In the event of the offer and sale of Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Investor, its directors, officers, partners, and each other person, if any, who controls or is under common control with such Investor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Investor or any such director, officer, partner or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement prepared and filed by the Company under which Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission to state therein a material fact required to be stated or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse the Investor, and each such director, officer, partner and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided, however, that such indemnity agreement found in this Section 8(a) shall in no event exceed the net proceeds from the Offering received by the Company; and provided further, that the Company shall not be liable in any such case (i) to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (x) an untrue statement in or omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by an Investor to the Company for use in the preparation thereof or (y) the failure of an Investor to comply with the covenants and agreements contained in Section 5 respecting the sale of Registrable Securities; or (ii) if the person asserting any such loss, claim, damage, liability (or action or proceeding in respect thereof) who purchased the Registrable Securities that are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person because of the failure of such Investor to so provide such amended preliminary or final prospectus and the untrue statement or omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary or final prospectus (or the final prospectus as amended or supplemented). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investors, or any such director, officer, partner or controlling person and shall survive the transfer of such shares by the Investor.

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(b)       As a condition to including Registrable Securities in any registration statement filed pursuant to this Agreement, each Investor agrees to be bound by the terms of this Section 8 and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of a material fact or any omission of a material fact required to be stated in any registration statement, any preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission is included or omitted in reliance upon and in conformity with written information furnished by the Investor to the Company for use in the preparation thereof, and such Investor shall reimburse the Company, and such Investors, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons, each such director, officer, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling any such loss, claim, damage, liability, action, or proceeding; provided, however, that indemnity obligation contained in this Section 8(b) shall in no event exceed the amount of the net proceeds received by such Investor as a result of the sale of such Investor’s Registrable Securities pursuant to such registration statement, except in the case of fraud or willful misconduct. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by any Investor of such shares.

(c)       Promptly after receipt by an indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 8 (including any governmental action), such indemnified Party shall, if a claim in respect thereof is to be made against an indemnifying Party, give written notice to the indemnifying Party of the commencement of such action; provided, that the failure of any indemnified Party to give notice as provided herein shall not relieve the indemnifying Party of its obligations under this Section 8, except to the extent that the indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified Party, unless in the reasonable judgment of counsel to such indemnified Party a conflict of interest between such indemnified and indemnifying Parties may exist or the indemnified Party may have defenses not available to the indemnifying Party in respect of such claim, the indemnifying Party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Party and, after notice from the indemnifying Party to such indemnified Party of its election so to assume the defense thereof, the indemnifying Party shall not be liable to such indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying Parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying Party fails to defend such claim in a diligent manner, other than reasonable costs of

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investigation. Neither an indemnified nor an indemnifying Party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying Party shall, without the consent of the indemnified Party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any Party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim. Each indemnified Party shall furnish such information regarding itself or the claim in question as an indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)       If an indemnifying Party does not or is not permitted to assume the defense of an action pursuant to Sections 8(c) or in the case of the expense reimbursement obligation set forth in Section 8(a) and Section 8(b), the indemnification required by Section 8(a) and Section 8(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expenses, losses, damages, or liabilities are incurred.

(e)       If the indemnification provided for in Section 8(a) or Section 8(b) is held by a court of competent jurisdiction to be unavailable to an indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying Party, in lieu of indemnifying such indemnified Party hereunder, shall contribute to the amount paid or payable by such indemnified Party as a result of such loss, liability, claim, damage or expense (i) in such proportion as is appropriate to reflect the proportionate relative fault of the indemnifying Party on the one hand and the indemnified Party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying Party or the indemnified Party and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified Party than the amount hereinafter calculated, then in such proportion as is appropriate to reflect not only the proportionate relative fault of the indemnifying Party and the indemnified Party, but also the relative benefits received by the indemnifying Party on the one hand and the indemnified Party on the other, as well as any other relevant equitable considerations. No indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying Party who was not guilty of such fraudulent misrepresentation.

(f)       Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g)       Indemnification similar to that specified in this Section 8 (with appropriate modifications) shall be given by the Company and each Investor of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

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9.       Independent Nature of Each Purchaser’s Obligations and Rights. The obligations of each Investor are several and not joint with the obligations of any other Investor, and each Investor shall not be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute such Investor as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

10.       Miscellaneous.

(a)       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Texas both substantive and remedial, without regard to Texas conflicts of law principles. Any judicial proceeding brought against any of the Parties or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of Maryland or in the United District Courts located in the State of Maryland and, by its execution and delivery of this Agreement, each Party accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the Parties.

(b)       Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, Permitted Assignees, executors and administrators of the Parties.

(c)       No Inconsistent Agreements. The Company has not entered, as of the date hereof, and shall not enter, on or after the date of this Agreement, into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Investors in this Agreement or otherwise conflicts with the provisions hereof.

(d)       Entire Agreement. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof.

(e)       Notices, etc. All notices, consents, waivers, and other communications which are required or permitted under this Agreement shall be in writing will be deemed given to a Party (a) on the date of delivery, if delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid) with return receipt confirmed; (b) the date of transmission if sent by e-mail with confirmation of receipt by the recipient if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a Trading Day, or the next Trading Day after the date of transmission, if such notice or communication is delivered on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day; (c) the date received or rejected by the addressee, if sent by certified mail, return receipt requested; or (d) seven days after the placement of the notice into the mails (first class postage prepaid), to the Party at the address or e-mail address as follows (or such other address as provided by such Party in accordance with this Agreement):

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If to the Company:

Reliability Incorporated

Attn: Nick Tsahalis

22 Baltimore Road

Rockville, MD 20850

Email: ntsahalis@maslowmedia.com

With a copy, which shall not constitute notice, to:

Anthony L.G., PLLC

Attn: John Cacomanolis

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: JCacomanolis@anthonypllc.com

If to any Investor, to the addresses as set forth on the signature pages hereto.

(f)       Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Investor, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Investor of any breach or default under this Agreement, or any waiver on the part of any Investor of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

(g)       Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)       Amendments. Except as otherwise provided herein, the provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the applicable Investor. The Investors acknowledge that an amendment by one Investor shall not diminish or eliminate the rights of the other Investors under this Agreement.

(i)       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the Parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Reliability Incorporated

By: /s/ Hannah Bible

Name: Hannah Bible

Title: CEO

Investor name: Lone Star Value Investors, LP

By: /s/Jeffrey Eberwein

Name: Jeffrey Eberwein

Title: Sole Manager, Lone Star Value Investors GP, LLC, the sole manager of Lone Star Value Investors, LP

Number of Shares currently owned: 3,916,253

Address for Notices:

53 Forest Avenue, First Floor,

Old Greenwich, CT 06870

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Exhibit 1

Form of Counterpart Signature Page

The undersigned hereby accepts, and becomes a party to, the Piggyback Registration Rights Agreement dated as of [October 25, 2019] (the “Agreement”) as an Investor (as defined in the Agreement) in connection with the acquisition of shares of Common Stock (as defined in the Agreement) as set forth below, and by its signature below signifies its agreement to be bound by the terms and conditions of the Agreement.

Investor name: Lone Star Value Co-Invest I, LP

By: ___________________________

Name: Jeffrey Eberwein

Title: ___________________________

Number of Shares currently owned: _________________

Address for Notices:

53 Forest Avenue, First Floor,

Old Greenwich, CT 06870

Agreed and Accepted:

Reliability Incorporated

By: _________________________

Name: _________________________

Title: _________________________

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Reliability Incorporated

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of Registrable Securities of Reliability Incorporated, a Texas corporation (the “Company”), understands that the Company has filed or intends to file with the U.S. Securities and Exchange Commission a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling security holder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security holder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name:

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Investor (holder of record) (if not the same as (a) above) through which Registrable Securities are held:

(c)	If you are not a natural person, full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Securityholder:

Telephone: Fax:
Email:
Contact Person:

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes  No 

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes  No 

Note: If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes  No 

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  No 

Note: If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

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4. Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder:

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company.

(a) Please list the type (common stock, warrants, etc.) and amount of all securities of the Company (including any Registrable Securities) beneficially owned1 by the Selling Securityholder:

5. Relationships with the Company:

Except as set forth below, neither you nor (if you are a natural person) any member of your immediate family, nor (if you are not a natural person) any of your affiliates2, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

1 Beneficially Owned:  A “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, including the power to direct the voting of such security, or (ii) investment power, including the power to dispose of, or direct the disposition of, such security.  In addition, a person is deemed to have “beneficial ownership” of a security of which such person has the right to acquire beneficial ownership at any time within 60 days, including, but not limited to, any right to acquire such security: (i) through the exercise of any option, warrant or right, (ii) through the conversion of any security or (iii) pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account or similar arrangement.

It is possible that a security may have more than one “beneficial owner,” such as a trust, with two co-trustees sharing voting power, and the settlor or another third party having investment power, in which case each of the three would be the “beneficial owner” of the securities in the trust.  The power to vote or direct the voting, or to invest or dispose of, or direct the investment or disposition of, a security may be indirect and arise from legal, economic, contractual or other rights, and the determination of beneficial ownership depends upon who ultimately possesses or shares the power to direct the voting or the disposition of the security.

The final determination of the existence of beneficial ownership depends upon the facts of each case.  You may, if you believe the facts warrant it, disclaim beneficial ownership of securities that might otherwise be considered “beneficially owned” by you.

[2]	Affiliate: An “affiliate” is a company or person that directly, or indirectly through one or more intermediaries, controls you, or is controlled by you, or is under common control with you.

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The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Selling Securityholder Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

BENEFICIAL OWNER (individual) BENEFICIAL OWNER (entity)

BENEFICIAL OWNER (individual)	BENEFICIAL OWNER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)
Title:

PLEASE E-MAIL OR FAX A COPY OF THE COMPLETED AND EXECUTED SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

[______________]

[______________]

[______________]

[______________]

[______________]

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Exhibit 99.2

DEBT CONVERSION AGREEMENT

by and among

Reliability Incorporated

And

Lone Star Value Co-Invest I, LP

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TABLE OF CONTENTS

2

Debt Conversion Agreement

Dated as of October 28, 2019

This Debt Conversion Agreement (subject to amendment as set forth herein, and together with the exhibits, schedules and other attachments hereto, this “Agreement”) is entered into as of the date first set forth (such date, the Effective Date”) by and among (i) Reliability Incorporated, a Texas corporation (the “Company”); and (ii) Lone Star Value Co-Invest I, LP, a Delaware limited partnership (“Holder”). Each of the Company and Holder may be referred to herein collectively as the “Parties” and separately as a “Party.”

WHEREAS, the Holder is a debtholder of the Company, holding the following outstanding unsecured promissory notes issued by the Company to the Holder (collectively, the “Obligations”):

1.	A promissory note payable to Holder, dated August 2, 2016 of which $40,000 principal amount and $12,521.48 accrued and unpaid interest are outstanding;
2.	A promissory note payable to Holder, dated August 13, 2018, of which $15,000 principal amount and $1,628.97 accrued and unpaid interest are outstanding; and
3.	A promissory note payable to Holder, dated May 10, 2019, of which $15,000 principal amount and $530.14 accrued and unpaid interest are outstanding.

WHEREAS, pursuant to a certain Merger Agreement, dated September 18, 2019, by and among the Company and Maslow Media Group, Inc. (the “Merger Agreement”), for the acquisition of Maslow Media Group Inc., by a subsidiary of the Company (the “Merger”), the completion of the Merger is conditioned, among other things, on the Company having a minimum amount of debt prior to the Merger;

WHEREAS, the Company and the Holder now agree that the Obligations shall be satisfied in full, and shall be deemed converted, pursuant to the terms and conditions herein, into a number of shares of common stock, no par value per share of the Company (the “Common Stock”) pursuant to the terms and conditions set forth herein, and in satisfaction of Company’s obligations under the Merger Agreement (the “Transactions”);

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agreed as follows:

Article I.     DEFINITIONS

Section 1.01        Definitions. The following terms, as used herein, have the following meanings:

(a)	“Accredited Investor” has the meaning set forth in Section 3.05(c).
(b)	“Agreement” has the meaning set forth in the introductory paragraph hereto.

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(c)	“Assignment” has the meaning set forth in Section 2.03.
(d)	“Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.
(e)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Delaware are authorized or required by law or executive order to close.
(f)	“Closing” has the meaning set forth in Section 2.02.
(g)	“Code” means the U.S. Internal Revenue Code of 1986, as amended.
(h)	“Company” has the meaning set forth in the introductory paragraph hereto.
(i)	“Effective Date” has the meaning set forth in the introductory paragraph hereto.
(j)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(k)	“Exchange Shares” has the meaning set forth in Section 2.01.
(l)	“Governmental Authorization” means any (a) consent, license, registration, or permit issued, granted, given, or otherwise made available by or under the authority of any Authority or pursuant to any Law; or (b) right under any Contract with any Authority.
(m)	“Holder” has the meaning set forth in the introductory paragraph hereto.
(n)	“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.
(o)	“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.
(p)	“Obligations” has the meaning set forth in the recitals hereto.
(q)	“Party” and “Parties” have the meanings set forth in the introductory paragraph hereto.
(r)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including an Authority, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

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(s)	“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.
(t)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(u)	“Transactions” has the meaning set forth in the recitals hereto.

Section 1.02        Interpretive Provisions.Section 1.03

Unless the express context otherwise requires:

(a)	the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;
(b)	terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;
(c)	the terms “Dollars” and “$” mean United States Dollars;
(d)	references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement;
(e)	wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;
(f)	references herein to any gender shall include each other gender;
(g)	references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.03(g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;
(h)	references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;
(i)	references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;
(j)	with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;
(k)	references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and
(l)	references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

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 Article II.  DEBT CONVERSION

Section 2.01        Conversion and Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below) the Obligations shall be deemed converted and satisfied in full in return for the issuance to the Holder of 570,414 shares of Common Stock (the “Exchange Shares”).

Section 2.02        Closing The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Effective Date immediately following the execution and delivery of this Agreement by the Parties. At the Closing the Holder shall be recorded in the stock ledger of the Company as the owners of the applicable portion of the Exchange Shares.

Section 2.03        Holder’s Deliverables at the Closing. At the Closing, Holder shall deliver to the Company:

(a)	The promissory notes, between the Company and the Holder evidencing the Obligations (collectively, the “Notes”) together with duly executed assignment instruments and other documents as reasonably requested by the Company to evidence the termination and satisfaction of the Obligations; and
(b)	such other documents as the Company may reasonably request for the purpose facilitating the consummation or performance of any of the Transactions.

Section 2.04        Company Deliverables at the Closing. At the Closing, the Company shall deliver to the Holder the Exchange Shares.

Section 2.05        Additional Documents. At and following the Closing, the Parties shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to Closing together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 2.06        Merger Agreement. Holder acknowledges that the Company entered into Merger Agreement, which merger thereunder will result in the issuance of a number of shares of Common Stock which will constitute 94% of all of the issued and outstanding shares of Common Stock as of the closing of the Merger.

Article III.                       REPRESENTATIONS AND WARRANTIES OF THE HOLDER

As an inducement to, and to obtain the reliance of the Company, Holder represents and warrants to the Company as follows:

Section 3.01        Existence and Power. Holder is an individual or is an entity duly organized, validly existing, and in good standing under the Laws of the state of its organization, and has the power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.

Section 3.02        Due Authorization. The execution, delivery and performance of this Agreement by Holder does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the

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organizational documents of Holder, if applicable. Holder has taken all actions required by Law, its organizational documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the transactions herein contemplated. The execution, delivery and performance by Holder of this Agreement and the consummation by Holder of the transactions contemplated hereby will not violate any order to which it is subject or cause its breach of any contract to which it is a party.

Section 3.03        Valid Obligation. This Agreement has been duly executed and delivered by Holder and it constitutes, and upon its execution and delivery will constitute, a valid and legally binding agreement of Holder, enforceable against Holder in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.04        Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by Holder requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority, or any other Governmental Authorization, other than proper disclosure that may be required under the Securities Act and Exchange Act.

Section 3.05        Title to and Issuance of the Obligations. Holder is the record and beneficial owner and holder of the Obligations free and clear of all Liens. None of the Obligations held by Holder are subject to pre-emptive or similar rights, either pursuant to any requirement of Law or any contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any of the Obligations from Holder.

Section 3.06        Investment Representations(a) No Binding Obligation to Sell or Transfer. After giving effect to the Transactions contemplated hereunder, Holder will not be under any binding obligation or other commitment, arrangement or understanding to sell, transfer or otherwise dispose of any portion of the Exchange Shares to any other person other than as permitted under the Securities Act.

(b)	Investment Purpose. Holder understands and agrees that the consummation of this Agreement including the delivery of the Exchange Shares to the Holder in exchange for the Obligations as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Holder is acquiring the Exchange Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Exchange Shares. Further, Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Exchange Shares.
(c)	Accredited Investor. Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act (an “Accredited Investor”).

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(d)	Information. Holder has been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that Holder requested and deemed material to making an informed decision regarding this Agreement and the underlying transactions.
(e)	Reliance on Exemptions. Holder understands that the Exchange Shares are being offered and sold to Holder in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchange Shares.
(f)	Transfer Restrictions. Holder agrees and warrants to not sell or otherwise transfer the Exchange Shares without registration under the Securities Act or an exemption therefrom, and Holder fully understand and agrees that Holder must bear the economic risk of Holder’s purchase, because, among other reasons, the Exchange Shares have not been registered under the securities laws of any state, and therefore, cannot be resold, pledged, assigned, or otherwise disposed of unless they are subsequently registered under the Securities Act and under the under the applicable securities laws of such states, or unless exemptions from such registration requirements are available. In particular, Holder is aware that the Shares are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act. Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements, including the time and manner of sale, the holding period for the Exchange Shares, and requirements relating to the Company that are outside of Holder’s control, and which the Company is under no obligation and may not be able to satisfy.
(g)	Information. Holder and Holder’s advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Exchange Shares which have been requested by Holder or their advisors. Holder and Holder’s advisors, if any, have been afforded the opportunity to ask questions of the Company. Holder understands that their investment in the Exchange Shares involves a significant degree of risk.
(h)	No Public Market. Holder understands that no public market now exists for the Exchange Shares, and that the Company has made no assurances that a public market will ever exist for the Exchange Shares.
(i)	Investment Experience. Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Shares, and has so evaluated the merits and risks of such investment. Holder is able to bear the economic risk of an investment in the Exchange Shares and, at the present time, has no need for liquidity with respect to its investment in the Company.
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(j)	Potential Loss of Investment. Holder is aware and acknowledges that the Exchange Shares involve a substantial degree of risk of loss of its entire investment and that there is no government or other insurance covering the Exchange Shares; and (b) because there are substantial restrictions on the transferability of the Exchange Shares it may not be possible for Holder to liquidate its investment readily
(k)	No Advertising. At no time was Holder presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer with respect to the Exchange Shares. Holder is not purchasing the Exchange Shares as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Exchange Shares published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement. Exchange Shares
(l)	Governmental Review. Holder understands that no United States federal or state agency or any other Authority has passed upon or made any recommendation or endorsement of the Exchange Shares.

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Article IV.                        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of the Holder, the Company represents and warrants to the Holder, as of the Effective Date, as follows:

Section 4.01        Organization. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Texas and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The Company has taken all action required by Law, its Articles of Incorporation, Bylaws or otherwise to authorize the execution and delivery of this Agreement and the consummation of the Transactions.

Section 4.02        Approval of Agreement. The Board of Directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

Section 4.03        Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 4.04        Validity of Exchange Shares. Upon their issuance in accordance with, and subject to, the terms and conditions of this Agreement, the Exchange Sh

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ares shall be validly issued, fully paid and non-assessable.

Article V.   MISCELLANEOUS

Section 5.01        Brokers. The Parties agree that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Each Party agrees to indemnify each other Party against any claim by any Person for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying Party and such Person, whether express or implied from the actions of the indemnifying Party.

Section 5.02        Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Texas, without giving effect to the principles of conflicts of law thereunder. Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in New York. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

Section 5.03        Notices(a) Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email with return receipt requested, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company:

Reliability Incorporated

c/o Lone Star Value Management, LLC

Attn: Jeffrey Eberwein

53 Forest Ave

Old Greenwich, CT 06870

E-mail: hb@lonestarvm.com

If to Lone Star Value Co-Invest, LP:

Lone Star Value Management, LLC

Attn: Jeffrey Eberwein

53 Forest Ave

Old Greenwich, CT 06870

E-mail: je@lonestarvm.com

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.
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(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier with confirmed signed delivery receipt, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered and certified mail.

Section 5.04        Confidentiality. Each Party agrees that, unless and until the transactions contemplated by this Agreement have been consummated, it and its Representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any Representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each Party shall return to the applicable other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

Section 5.05        Public Announcements and Filings. Unless required by applicable Law or regulatory authority, none of the Parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and Representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the Parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by Law or regulatory authorities, shall be delivered to each Party at least one (1) business day prior to the release thereof.

Section 5.06        Third Party Beneficiaries. This contract is strictly between the Parties and, except as specifically provided, no other Person and no director, officer, stockholder (other than the Holders), employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 5.07        Expenses. Other than as specifically set forth herein, each Party will bear its own respective expenses, including legal, accounting and professional fees, incurred in connection with the Transactions.

Section 5.08        Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 5.09        Survival; Termination. The representations, warranties, and covenants of the respective Parties shall survive the Effective Date and the consummation of the transactions herein contemplated for a period of two years.

Section 5.10        Amendment; Waiver; Remedies; Agent.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by each of the Parties.
(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.
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(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.
(d)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 5.11        Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 5.12        No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the all of the other Parties and any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement. This Agreement shall be binding on the permitted successors and assigns of the Parties.

Section 5.13        Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each Party shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 5.14        Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

Section 5.15        Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 5.16        Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Reliability Incorporated

By: /s/ Hannah Bible

Name: Hannah Bible

Title: CEO

Holder: Lone Star Value Co-Invest I, LP

By: _/s/ Jeffrey E. Eberwein

Name: Jeffrey E. Eberwein

Title: Sole Manager, Lone Star Value GP, LLC, the general partner of Lone Star Value Co-Invest I, LP

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